Exhibit 99.1

EXL REPORTS 2021 THIRD QUARTER RESULTS

2021 Third Quarter Revenues of $290.3 Million, up 20.5% year-over-year

Q3 Diluted Earnings Per Share (GAAP) of $0.77, up from $0.76 in Q3 of 2020

Q3 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.30, up from $1.04 in Q3 of 2020

New York, NY – November 2, 2021 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading global analytics and digital solutions company, today announced its financial results for the quarter ended September 30, 2021.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenue of $290.3 million, an increase of 20.5% compared to the third quarter of 2020. Analytics continued to lead our growth with a 33.1% revenue increase from the third quarter of 2020 and operations management revenue increased 12.9%. Adjusted diluted earnings per share for the quarter was $1.30, a 25.0% increase year-over-year. Our significant growth is being driven by a strategic focus on advanced analytics, AI, digital and cloud, which helps our clients deliver hyper-personalized customer experiences at scale and rapidly shift their business strategies in response to market changes. We have expanded our relationships with our largest clients and have added 40 clients in the first nine months of the year contributing to our success and giving us positive momentum as we look toward 2022.”

Maurizio Nicolelli, Chief Financial Officer, said, “EXL had a solid third quarter with double-digit revenue growth and improved margins compared to 2020. Based on the visibility we have for the remainder of the year, we are increasing our revenue guidance for 2021 to be in the range of $1.11 billion to $1.12 billion, from $1.08 billion to $1.10 billion, representing a 15% to 16% increase year-over-year on a constant currency basis. Our adjusted diluted earnings per share guidance for 2021 is also increasing to $4.70 to $4.80, from $4.30 to $4.50, representing a 33% to 36% increase over the prior year.”

__________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Third Quarter 2021

•Revenues for the quarter ended September 30, 2021 increased to $290.3 million compared to $241.0 million for the third quarter of 2020, an increase of 20.5% on a reported basis and 20.1% on a constant currency basis from the third quarter of 2020. Revenues increased by 5.5% sequentially on a reported basis and 5.8% on a constant currency basis, from the second quarter of 2021.

	Revenues			Gross Margin
	Three months ended			Three months ended
	September 30, 2021	September 30, 2020	June 30, 2021	September 30, 2021	September 30, 2020	June 30, 2021
Reportable Segments
	(dollars in millions)
Insurance	$98.0	$87.8	$94.7	37.3%	35.3%	37.3%
Healthcare	27.3	25.1	28.3	37.6%	28.4%	37.4%
Emerging Business	44.5	37.6	40.7	46.8%	44.7%	45.1%
Analytics	120.5	90.5	111.4	37.3%	37.6%	36.0%
Total Revenues, net	$290.3	$241.0	$275.1	38.8%	36.9%	37.9%

•Operating income margin for the quarter ended September 30, 2021 was 14.6%, compared to an operating income margin of 14.3% for the third quarter of 2020 and operating income margin of 13.0% for the second quarter of 2021. Adjusted operating income margin for the quarter ended September 30, 2021 was 19.4% compared to 19.2% for the third quarter of 2020 and 17.9% for the second quarter of 2021.

•Diluted earnings per share for the quarter ended September 30, 2021 was $0.77 compared to $0.76 for the third quarter of 2020 and $0.81 for the second quarter of 2021. Adjusted diluted earnings per share for the quarter ended September 30, 2021 was $1.30 compared to $1.04 for the third quarter of 2020 and $1.14 for the second quarter of 2021.

Business Highlights: Third Quarter 2021

•Won 10 new clients in the third quarter of 2021, with four in our operations management businesses and six in Analytics.
•Recognized as a Leader in the 2021 Gartner “Magic Quadrant for Life Insurance Policy Administration Systems, North America.” (2)
•Named, for the second consecutive year, as a Gartner Peer Insights Customers’ Choice for Data and Analytics Service Providers. (2)

2021 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 75.0, British Pound to U.S. Dollar exchange rate of 1.37, U.S. Dollar to the Philippine Peso exchange rate of 50.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2021:

•Revenue of $1.11 billion to $1.12 billion, representing an increase of 16% to 17% on a reported basis, and 15% to 16% on a constant currency basis, from 2020.

•Adjusted diluted earnings per share of $4.70 to $4.80, representing an increase of 33% to 36% from 2020.

Conference Call

ExlService Holdings, Inc. will host a conference call on Tuesday, November 2, 2021 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

2. Gartner Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Gartner and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates. Gartner Peer Insights reviews constitute the subjective opinions of individual end users based on their own experiences and do not represent the views of Gartner or its affiliates.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global analytics and digital solutions company that partners with clients to improve business outcomes and unlock growth. Bringing together deep domain expertise with robust data, powerful analytics, cloud, and AI, we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 34,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues, net	$290,325	$241,018	$826,804	$709,481
Cost of revenues(1)	177,743	152,087	507,265	473,144
Gross profit(1)	112,582	88,931	319,539	236,337
Operating expenses:
General and administrative expenses	36,167	26,810	103,369	84,501
Selling and marketing expenses	21,672	15,290	59,631	42,797
Depreciation and amortization expense	12,305	12,425	36,716	37,280
Total operating expenses	70,144	54,525	199,716	164,578
Income from operations	42,438	34,406	119,823	71,759
Foreign exchange gain, net	1,171	716	2,958	3,452
Interest expense	(1,810)	(2,628)	(6,804)	(8,583)
Other income, net	1,721	2,485	5,346	9,239
Loss on settlement of convertible notes	(12,845)	—	(12,845)	—
Income before income tax expense and earnings from equity affiliates	30,675	34,979	108,478	75,867
Income tax expense	4,196	8,490	22,019	18,416
Income before earnings from equity affiliates	26,479	26,489	86,459	57,451
Gain / (Loss) from equity-method investment	28	(71)	—	(193)
Net income attributable to ExlService Holdings, Inc. stockholders	$26,507	$26,418	$86,459	$57,258
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.79	$0.77	$2.57	$1.66
Diluted	$0.77	$0.76	$2.52	$1.65
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	33,449,311	34,327,477	33,583,791	34,404,798
Diluted	34,305,893	34,536,049	34,336,950	34,617,830
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	As of
	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$114,581	$218,530
Short-term investments	169,739	184,286
Restricted cash	6,810	4,690
Accounts receivable, net	192,170	147,635
Prepaid expenses	9,553	11,344
Advance income tax, net	19,099	5,684
Other current assets	33,223	37,109
Total current assets	545,175	609,278
Property and equipment, net	83,905	92,875
Operating lease right-of-use assets	81,324	91,918
Restricted cash	2,302	2,299
Deferred tax assets, net	26,747	7,749
Intangible assets, net	49,807	59,594
Goodwill	348,699	349,088
Other assets	27,154	32,099
Investment in equity affiliate	2,957	2,957
Total assets	$1,168,070	$1,247,857
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,881	$6,992
Current portion of long-term borrowings	15,000	25,000
Deferred revenue	11,866	32,649
Accrued employee costs	95,833	67,645
Accrued expenses and other current liabilities	67,926	66,410
Current portion of operating lease liabilities	18,340	18,894
Income taxes payable, net	11,080	3,488
Total current liabilities	222,926	221,078
Long-term borrowings, less current portion	170,000	201,961
Operating lease liabilities, less current portion	73,939	84,874
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	901	847
Other non-current liabilities	13,529	18,135
Total liabilities	483,085	528,685
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,312,225 shares issued and 33,343,895 shares outstanding as of September 30, 2021 and 38,968,052 shares issued and 33,559,434 shares outstanding as of December 31, 2020	39	39
Additional paid-in capital	385,917	420,976
Retained earnings	727,838	641,379
Accumulated other comprehensive loss	(92,257)	(74,984)
Total including shares held in treasury	1,021,537	987,410
Less: 5,968,330 shares as of September 30, 2021 and 5,408,618 shares as of December 31, 2020, held in treasury, at cost	(336,552)	(268,238)
Stockholders’ equity	684,985	719,172
Total equity	684,985	719,172
Total liabilities and stockholders’ equity	$1,168,070	$1,247,857

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, gains or losses on settlement of convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of any non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 74.06 during the quarter ended September 30, 2020 to 73.88 during the quarter ended September 30, 2021, representing a depreciation of 0.2%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from

48.71 during the quarter ended September 30, 2020 to 50.24 during the quarter ended September 30, 2021, representing an appreciation of 3.1%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.31 during the quarter ended September 30, 2020 to 1.37 during the quarter ended September 30, 2021, representing a depreciation of 5.0%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2021 and September 30, 2020, and the three months ended June 30, 2021:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2021	2020	2021
Net Income (GAAP)	$26,507	$26,418	$28,021
add: Income tax expense	4,196	8,490	8,865
add/(subtract): Loss on settlement of convertible notes, interest expense, effects of foreign exchange effects, effects of equity-method investment and other income, net,	11,735	(502)	(1,056)
Income from operations (GAAP)	$42,438	$34,406	$35,830
add: Stock-based compensation expense	10,894	8,346	10,070
add: Amortization of acquisition-related intangibles	3,022	3,413	3,397
Adjusted operating income (Non-GAAP)	$56,354	$46,165	$49,297
Adjusted operating income margin as a % of Revenues (Non-GAAP)	19.4%	19.2%	17.9%
add: Depreciation on long-lived assets	9,283	9,012	8,913
Adjusted EBITDA (Non-GAAP)	$65,637	$55,177	$58,210
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.6%	22.9%	21.2%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	September 30,		June 30,
	2021	2020	2021
Net income (GAAP)	$26,507	$26,418	$28,021
add: Stock-based compensation expense	10,894	8,346	10,070
add: Amortization of acquisition-related intangibles	3,022	3,413	3,397
add: Non-cash interest expense related to convertible senior notes	431	654	691
add: Loss on settlement of convertible senior notes	12,845	—	—
subtract: Tax impact on stock-based compensation expense (a)	(2,697)	(1,836)	(2,074)
subtract: Tax impact on amortization of acquisition-related intangibles	(699)	(798)	(766)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(103)	(162)	(165)
subtract: Tax impact on settlement of convertible senior notes (b)	(5,494)	—	—
Adjusted net income (Non-GAAP)	$44,706	$36,035	$39,174
Adjusted diluted earnings per share (Non-GAAP)	$1.30	$1.04	$1.14

(a) Tax impact includes $528 and $52 during the three months ended September 30, 2021 and 2020 respectively, and $97 during the three months ended June 30, 2021, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(b) Tax impact includes deferred tax benefit of $2,400 on unamortized debt discount and issuance costs, and $3,094 of income-tax benefit on loss on settlement of convertible senior notes.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com